Exhibit 99.1

News from Xerox

For Immediate Release

Xerox Corporation 201 Merritt 7 Norwalk, CT 06851-1056 tel +1-203-968-3000

Xerox Reaches Agreement with Carl Icahn and Darwin Deason

Xerox Settles Pending Proxy Contest and Litigation; No Effect on Pending Claims Against Fujifilm

Keith Cozza of Icahn Enterprises to be Named Chairman

John Visentin to be Named Vice Chairman and Chief Executive Officer

New Board to Meet Immediately to Discuss Strategic Alternatives

NORWALK, Conn., May 1, 2018—Xerox (NYSE: XRX) today announced that it has entered into an agreement with Carl Icahn and Darwin Deason that will resolve the pending proxy contest in connection with the company’s 2018 Annual Meeting of Shareholders, as well as the ongoing litigation against Xerox and its directors related to the company’s proposed combination with Fuji Xerox. The agreement does not affect any claims of Mr. Deason against Fujifilm for aiding and abetting.

The agreement will become effective upon execution by the court of stipulations discontinuing the Deason litigations as to the Xerox defendants. The agreement will automatically terminate if the court does not act before 8:00 PM EST on May 3, 2018. Pursuant to the terms of the agreement, upon effectiveness:

•	Xerox will appoint six new members to its Board of Directors: Keith Cozza, Nicholas Graziano, Scott Letier, Jay Firestone, Randolph Read and John Visentin.

•	Jeff Jacobson will resign as Chief Executive Officer of Xerox and as a member of its Board of Directors.

•	Robert J. Keegan, Charles Prince, Ann N. Reese, William Curt Hunter, Sara Martinez Tucker and Stephen H. Rusckowski will also each resign from the Board of Directors of Xerox.

Subsequent to joining the Xerox Board of Directors, Keith Cozza, the Chief Executive Officer of Icahn Enterprises L.P., is expected to be elected Chairman of the Board of Directors of Xerox and John Visentin is expected to be appointed as the new Vice Chairman and Chief Executive Officer of Xerox. Gregory Brown, Joseph Echevarria and Cheryl Krongard will continue to serve as members of Xerox’s Board of Directors.

As part of the agreement, Xerox and Carl Icahn will withdraw their respective nominations of any other director candidates for election at the 2018 Annual Meeting of Shareholders. Xerox will continue to waive the advance notice bylaw for the 2018 Annual Meeting of Shareholders until May 30, 2018. The 2018 Annual Meeting of Shareholders will be postponed to a later date.

The company has been informed that subsequent to the agreement becoming effective, the new Board of Directors plans to meet immediately to, among other things, begin a process to evaluate all strategic alternatives to maximize shareholder value, including terminating or restructuring Xerox’s relationship with Fujifilm and the proposed transaction with Fujifilm.

The current Board of Directors of Xerox issued the following statement about the agreement:

“After careful consideration of shareholders’ feedback on the proposed combination with Fuji Xerox, Xerox approached Fujifilm regarding a potential increase in consideration to be received by Xerox shareholders. As yet, Fujifilm has not made a proposal to enhance the transaction terms.

Following the court’s decision last week to enjoin Xerox’s proposed combination with Fuji Xerox, the Board considered the significant risk and uncertainty of a prolonged litigation, during which the company would be prohibited from negotiating with Fujifilm, as well as the potential instability and business disruption during a proxy contest. As a result, the Xerox Board of Directors determined that an immediate resolution of the pending litigation and proxy contest is in the best interest of our company and all stakeholders.

This agreement will help ensure that Xerox and its employees will be able to continue to focus on serving customers and building on the company’s financial and operational performance.”

Carl Icahn issued the following statement about the agreement:

“We believe Friday’s decision and this agreement mark a watershed moment for corporate governance generally and for Xerox specifically. With new leadership in place, we believe Xerox will be much better positioned to take advantage of multiple potential value-enhancing opportunities, including restructuring its relationship with Fujifilm, our supposed “partner” whose conduct over the last year is more unbelievable than what you see on fictional TV shows like House of Cards or Billions. Thanks to our efforts and the courage and conviction of Darwin Deason, this is once again an exciting time to be a Xerox stakeholder.”

Darwin Deason issued the following statement about the agreement:

“The future for Xerox is extremely bright. With John Visentin at the helm, receiving support and guidance from Carl Icahn and me, I am confident the alternatives for Xerox and its shareholders will be fully and expeditiously maximized. John is the right leader at the right time for Xerox.”

The agreement between Xerox, Mr. Icahn and Mr. Deason will be filed with the U.S. Securities and Exchange Commission.

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Director Biographies

Keith Cozza has been the President and Chief Executive Officer of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, mining, real estate and home fashion, since February 2014. In addition, Mr. Cozza has served as Chief Operating Officer of Icahn Capital LP, the subsidiary of Icahn Enterprises through which Carl C. Icahn manages investment funds, since February 2013. From February 2013 to February 2014, Mr. Cozza served as Executive Vice President of Icahn Enterprises. Mr. Cozza is also the Chief Financial Officer of Icahn Associates Holding LLC, a position he has held since 2006. Mr. Cozza has been a director of: Tropicana Entertainment Inc., a company that is primarily engaged in the business of owning and operating casinos and resorts, since February 2014; and Icahn Enterprises L.P., since September 2012. In addition, Mr. Cozza serves as a director of certain wholly-owned subsidiaries of Icahn Enterprises L.P., including: Federal-Mogul Holdings LLC (formerly known as Federal-Mogul Holdings Corporation), a supplier of automotive powertrain and safety components; Icahn Automotive Group LLC, an automotive parts installer, retailer and distributor; and PSC Metals Inc., a metal recycling company. Mr. Cozza was previously: a director of Herbalife Ltd., a nutrition company, from April 2013 to April 2018; a member of the Executive Committee of American Railcar Leasing LLC, a lessor and seller of specialized railroad tank and covered hopper railcars, from June 2014 to June 2017; a director of FCX Oil & Gas Inc., a wholly-owned subsidiary of Freeport-McMoRan Inc., from October 2015 to April 2016; a director of CVR Refining, LP, an independent downstream energy limited partnership, from January 2013 to February 2014; and a director of MGM Holdings Inc., an entertainment company focused on the production and distribution of film and television content, from April 2012 to August 2012. Federal-Mogul, Icahn Automotive, CVR Refining, Icahn Enterprises, PSC Metals, and Tropicana are each indirectly controlled by Carl C. Icahn, and American Railcar Leasing was previously indirectly controlled by Mr. Icahn. Mr. Icahn also has or previously had non-controlling interests in Freeport-McMoRan, Herbalife and MGM Holdings through the ownership of securities. Mr. Cozza holds a B.S. in Accounting from the University of Dayton.

Giovanni (“John”) Visentin is expected to be the Vice Chairman and Chief Executive Officer of Xerox Corporation. Prior to being appointed to that role, Mr. Visentin was a Senior Advisor to the Chairman of Exela Technologies and an Operating Partner for Advent International, where he provided advice, analysis and assistance with respect to operational and strategic business matters in the due diligence and evaluation of investment opportunities. John was also a consultant to Icahn Capital in connection with a proxy contest at Xerox Corporation from March 2018 to April 2018. In October 2013, Mr. Visentin was named Executive Chairman and Chief Executive Officer of Novitex Enterprise Solutions following the acquisition of Pitney Bowes Management Services by funds affiliated with Apollo Global Management. In July 2017, Novitex closed on a business combination with SourceHOV, LLC and Quinpario Acquisition Corp. 2 to form Exela Technologies, becoming one of the largest global providers of transaction processing and enterprise information management solutions. Exela Technologies now trades on the NASDAQ under the ticker symbol XELA. Mr. Visentin was previously an Advisor with Apollo Global Management and contributed to their February 2015 acquisition of Presidio, the leading provider of professional and managed services for advanced IT solutions, where he was Chairman of the Board of Directors from February 2015 to November 2017. Mr. Visentin has managed multibillion dollar business units in the IT services industry (at each of Hewlett-Packard and IBM) and over the course of his career has a proven track record transforming complex operations to consistently drive profitable growth. Mr. Visentin graduated from Concordia University in Montreal, Canada, with a Bachelor of Commerce.

Jaffrey (“Jay”) A. Firestone has served as Chairman and Chief Executive Officer at Prodigy Pictures Inc., a leader in the production of quality film, television and cross-platform media, since 2006. Previously, Mr. Firestone established Fireworks Entertainment in 1996 to produce, distribute and finance television programs and feature films. In 1998, Fireworks Entertainment was acquired by CanWest Global Communications Corporation and Mr. Firestone was named Chairman and Chief Executive Officer and oversaw the company’s Los Angeles and London based television operations as well as its Los Angeles feature film division, Fireworks Pictures. In addition, Mr. Firestone oversaw the company’s interest in New York based IDP Distribution, an independent distribution and marketing company formed by Fireworks in 2000 as a joint venture with Samuel Goldwyn Films and Stratosphere Entertainment. Mr. Firestone has served as a director of Voltari Corporation, a mobile data services provider indirectly controlled by Carl C. Icahn, since July 2011. Mr. Firestone has served on the board of directors for the Academy of Canadian Cinema and Television and the Academy of Television Arts and Sciences International Council in Los Angeles. Mr. Firestone received a Bachelor of Commerce (Honors) from McMaster University and a Chartered Accountants Designation from the Institute of Charter Accountants of Ontario.

Nicholas Graziano has served as Portfolio Manager of Icahn Capital, the entity through which Carl C. Icahn manages investment funds, since February 2018. Mr. Graziano was previously the Founding Partner and Chief Investment Officer of the hedge fund Venetus Partners LP, where he was responsible for portfolio and risk management, along with day-to-day firm management, from June 2015 to August 2017. Prior to founding Venetus, Mr. Graziano was a Partner and Senior Managing Director at the hedge fund Corvex Management LP from December 2010 to March 2015. At Corvex, Mr. Graziano played a key role in investment management and analysis, hiring and training of analysts and risk management. Prior to Corvex, Mr. Graziano was a Portfolio Manager at the hedge fund Omega Advisors, Inc., where he managed a proprietary equity portfolio and made investment recommendations, from September 2009 until December 2010. Before Omega, Mr. Graziano served as a Managing Director and Head of Special Situations Equity at the hedge fund Sandell Asset Management, where he helped build and lead the special situations team responsible for managing a portfolio of concentrated equity and activist investments, from July 2006 to July 2009. Mr. Graziano has served on the Board of Directors of Herbalife Ltd., a nutrition company, since April 2018. Mr. Graziano previously served on the Board of Directors of each of: Fair Isaac Corporation (FICO) from February 2008 to May 2013; WCI Communities Inc. from August 2007 to August 2009; and InfoSpace Inc. from May 2007 to October 2008. Carl C. Icahn has non-controlling interests in Herbalife through the ownership of securities. Sandell Asset Management had non-controlling interests in FICO and InfoSpace through the ownership of securities. Mr. Graziano completed a five-year undergraduate/MBA program at Duke University earning a BA in Economics and an MBA from The Fuqua School of Business.

Randolph C. Read has been President and Chief Executive Officer of Nevada Strategic Credit Investments, LLC, an investment fund, since 2009. Mr. Read has served as an independent director of New York REIT, Inc., a publicly traded real estate investment trust, since December 2014, including as non-executive chairman of its board of directors since June 2015. Mr. Read has served as an independent director of Business Development Corporation of America, a business development company, since December 2014. Mr. Read also served as an independent director of Business Development Corporation of America II from December 2014 until its liquidation and dissolution in December 2015. Mr. Read served as the non-executive chairman of the board of directors of Healthcare Trust, Inc., a real estate investment trust, from February 2015 through October 2016. Mr. Read serves on one advisory board and has previously served on a number of public and private company boards. He is admitted as a Certified Public Accountant and has an M.B.A. in Finance from the Wharton Graduate School of the University of Pennsylvania and a B.S. from Tulane University.

A. Scott Letier has been Managing Director of Deason Capital Services, LLC, (“DCS”) the family office for Darwin Deason, since July 2014. Prior to joining DCS, Mr. Letier was the Managing Director of JFO Group, LLC, the family office for the Jensen family from September 2006 to July 2014. Mr. Letier has over 20 years of prior leadership roles serving as a private equity investment professional and chief financial officer, and began his career in the audit group at Ernst & Whinney (Now Ernst & Young). Mr. Letier has served on numerous boards in the past, and currently serves on the Board of Directors for various private companies, including Stellar Global, LLC, an Australian and US based BPO/CRM Call Center Company, Colvin Resources Group, a Dallas based search and staffing firm, Grow 52, LLC (dba, Gardenuity), a tech enabled retailer, and serves on the fund advisory board of Griffis Residential, a Denver based multi-family real estate management and investment firm. Mr. Letier also serves as Treasurer, board member, executive committee member, and is Chairman of the audit and finance committees of the Dallas County Community College District Foundation. Mr. Letier is a Certified Public Accountant and has a BBA with a concentration in accounting from the Southern Methodist University – Cox School of Business.

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Cautionary Statement Regarding Forward-Looking Statements

This filing, and other written or oral statements made from time to time by management contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to: our ability to address our business challenges in order to reverse revenue declines, reduce costs and increase productivity so that we can invest in and grow our business; changes in economic and political conditions, trade protection measures, licensing requirements and tax laws in the United States and in the foreign countries in which we do business; changes in foreign currency exchange rates; our ability to successfully develop new products, technologies and service offerings and to protect our intellectual property rights; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law; the risk that partners, subcontractors and software vendors will not perform in a timely, quality manner; actions of competitors and our ability to promptly and effectively react to changing technologies and customer expectations; our ability to obtain adequate pricing for our products and services and to maintain and improve cost efficiency of operations, including savings from restructuring actions; the risk that individually identifiable information of customers, clients and employees could be inadvertently disclosed or disclosed as a result of a breach of our security systems; reliance on third parties, including subcontractors, for manufacturing of products and provision of services; our ability to manage changes in the printing environment and expand equipment placements; interest rates, cost of borrowing and access to credit markets; funding requirements associated with our employee pension and retiree health benefit plans; the risk that our operations and products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives and anti-corruption laws; the outcome of litigation and regulatory proceedings to which we may be a party; the risk that we do not realize all of the expected strategic and financial benefits from the separation and spin-off of our Business Process Outsourcing business; the outcome of our process to evaluate all strategic alternatives to maximize shareholder value, including terminating or restructuring Xerox’s relationship with FUJIFILM and the proposed transaction with FUJIFILM and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our 2017 Annual Report on Form 10-K, as well as our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.. Xerox assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Fuji Xerox is a joint venture between Xerox Corporation and Fujifilm in which Xerox holds a noncontrolling 25% equity interest and Fujifilm holds the remaining equity interest. In April 2017, Fujifilm formed an independent investigation committee (IIC) to primarily conduct a review of the appropriateness of the accounting practices at Fuji Xerox’s New Zealand subsidiary and at other subsidiaries. The IIC completed its review during the second quarter 2017 and identified aggregate adjustments to Fuji Xerox’s financial statements of approximately JPY 40 billion (approximately $360 million) primarily related to misstatements at Fuji Xerox’s New Zealand and Australian subsidiaries. We determined that our share of the total adjustments identified as part of the investigation was approximately $90 million and impacted our fiscal years 2009 through 2017. We concluded that we should revise our previously issued annual and interim consolidated financial statements for 2014, 2015 and 2016 and the first quarter of 2017 the next time they are filed. However, Fujifilm and Fuji Xerox continue to review Fujifilm’s oversight and governance of Fuji Xerox as well as Fuji Xerox’s oversight and governance over its businesses in light of the findings of the IIC. At this time, we can provide no assurances relative to the outcome of any potential governmental investigations or any consequences thereof that may happen as a result of this matter.

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About Xerox

Xerox Corporation is a technology leader that innovates the way the world communicates, connects and works. We understand what’s at the heart of sharing information – and all of the forms it can take. We embrace the integration of paper and digital, the increasing requirement for mobility, and the need for seamless integration between work and personal worlds. Every day, our innovative print technologies and intelligent work solutions help people communicate and work better. Discover more at www.xerox.com and follow us on Twitter at @Xerox.

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Media Contact:

Carl Langsenkamp, Xerox, +1-585-423-5782, carl.langsenkamp@xerox.com

Investor Contact:

Jennifer Horsley, Xerox, +1-203-849-2656, jennifer.horsley@xerox.com

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